UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Growblox Sciences, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Explanatory Note

On January 31, 2017, the Registrant filed a current report on Form 8-K (the "Original 8-K") announcing in part a repricing of certain options for a period of 10 business days.  The Registrant has now extended the term of the repricing through February 28, 2017.  The Registrant has filed this amendment to disclose the extended date during which the repricing is available.  Item 1.01 is restated below to read in its entirety as amended.  Item 3.2 of the Original 8-K remains unchanged and is not contained in this amendment but can be reviewed in the Original 8-K filed on January 31, 2017.

ITEM 1.01 Entry into a Material Definitive Agreement.

Effective January 25, 2017, the Registrant amended certain existing warrant agreements to allow for the exercise of warrants at a price of $0.20 per common share, down from existing exercise prices of $0.50 and $0.60.  The repricing is in effect through February 28, 2017.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.

Dated: February 16, 2017	By:	/s/ Ksenia Griswold
Ksenia Griswold
Chief Financial Officer